EXHIBIT 10.5

UK SUB-PLAN

TO THE GERON CORPORATION 2018 INDUCEMENT AWARD PLAN

This sub-plan (the "UK Sub-Plan") to the Geron Corporation 2018 Inducement Award Plan (the “Plan”) governs the grant of Stock Awards to United Kingdom Employees, and has been adopted in accordance with Section 2(b)(x) of the Plan. The UK Sub-Plan incorporates all the provisions of the Plan except as modified in accordance with the provisions of this UK Sub-Plan.

Stock Awards granted pursuant to the UK Sub-Plan are granted pursuant to an “employees’ share scheme” for the purposes of the (UK) Financial Services and Markets Act 2000.

For the purposes of the UK Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.
Eligibility

Only Employees (including Directors who are Employees) may be granted Stock Awards under the UK Sub-Plan, and Sections 1 and 4(a) of the Plan shall be read and construed to take effect accordingly.

2.
Restrictions on transfer

A Stock Award shall be personal to the Participant to whom it is granted and shall not be capable of being transferred, assigned or charged except that a Participant's Stock Award may be transmitted to the Participant's personal representatives on his death. Participants may not designate a third party to be a beneficiary of his Stock Award after his death.

In order to give effect to this provision, Section 5(e) shall be read and construed accordingly.

3.
No Employment or other Service Rights

The following additional wording shall be included at the end of Section 8(d) of the Plan:

"The grant of a Stock Award will not form part of the Participant's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between a person and the Company or any Affiliate give any right or expectation that a Stock Award will be granted to him. The rights and obligations of a Participant under the terms of his contract of employment with the Company or any Affiliate shall not be affected by the grant of a Stock Award. A Participant waives all and any rights to compensation or damages under the Plan in consequence of the termination of the Participant's office or employment with the Company or an Affiliate for any reason (including, without limitation, any breach of contract by his employer)."

4.
Withholding obligations

The following additional wording shall be included at the end of Section 8(g):

“A Participant shall, unconditionally and irrevocably agree as a condition of the vesting of his Stock Award:

1

(i) to place the Company in funds and indemnify the Company in respect of (A) all liability to UK income tax which the Company is liable to account for on behalf of the Participant directly to HM Revenue & Customs; (B) all liability to national insurance contributions which the Company is liable to account for on behalf of the Participant to HM Revenue & Customs (including secondary class 1 (employer's) national insurance contributions for which the Participant is liable and agrees to bear); and (C) all liability to national insurance contributions for which the Company is liable which arises as a consequence of or in connection with the vesting or exercise of the Stock Award (the "UK Tax Liability"); or

(ii) to permit the Company to sell at the best price which it can reasonably obtain such number of Shares allocated or allotted to the Participant following exercise or vesting (as the case may be) of his Stock Award as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to the Participant (including, but not limited to salary); and

(iii) if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer's national insurance contributions liability is transferred to the Participant; and

(iv) if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v) to sign, promptly, all documents required by the Company to effect the terms of this Section.

References in this Section to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

5.
Data Protection

Section 8 shall include the following additional section:

"(l) Data Protection. For the purposes of operating the Plan in the United Kingdom, the Company will collect and process information relating to the Participant in accordance with the privacy notice from time to time in force.